UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on November 13, 2025 (the “Initial 8-K”) by La Rosa Holdings Corp., a Nevada corporation (the “Company”), on November 12, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, in multiple closings, a new series of senior secured convertible notes of the Company in an aggregate original principal amount of up to $250,000,000 (the “Notes”), subject to the satisfaction or waiver of certain closing conditions.

On January 8, 2026, the Company consummated the initial closing (the “Initial Closing”) under the Purchase Agreement, pursuant to which it issued to the Investors a senior secured convertible note in the principal amount of $11,000,000 (the “Initial Note”), together with a previously issued Token Right (as defined in the Initial 8-K), for an aggregate purchase price of $9,900,000.

The Initial Note is convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an initial conversion price equal to $0.8347, subject to adjustment as provided in the Initial Note, provided that in no event may the conversion price be less than the floor price of $0.778 (the “Floor Price”). The Initial Note bears interest at a rate of ten percent (10%) per annum that is payable monthly in arrears commencing on February 1, 2026, matures twenty-four (24) months from the date of issuance and contains customary covenants and events of default (upon which the interest rate will increase to a rate of nineteen percent (19%) per annum) as described in the Initial Note.

The Company has agreed that, no later than thirty calendar days after the date of the Initial Closing, it will seek approval of the Company’s stockholders, either at a special meeting or by written consent, to adjust the Floor Price of the Initial Note and all other Notes pursuant to the terms of the Initial Note.

The Initial Note ranks pari passu with all other Notes and the February Note (as defined in the Purchase Agreement) and senior to all other existing and future indebtedness of the Company and its subsidiaries (other than Permitted Indebtedness secured by Permitted Liens (both as defined in the Purchase Agreement and/or Notes)) and is secured by (i) a first-priority security interest in substantially all of the Company’s and its subsidiaries’ assets purchased or acquired with the proceeds of the Initial Closing pursuant to a Security and Pledge Agreement, Guaranty and an Account Control Agreement (each, as defined below) and (ii) second priority security interest in the remaining assets of the Company and its subsidiaries (subject to the first lien of the holder(s) of the February Note).

A holder of Notes will not have the right to convert any portion thereof to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

In connection with the Initial Closing on January 8, 2026, as contemplated under the Purchase Agreement: (i) the Company and each of its subsidiaries (each, a “Grantor”), and a collateral agent (the “Collateral Agent”) for the benefit of the holders of Obligations (as defined in the Security Agreement), entered into a Security and Pledge Agreement (the “Security Agreement”) with respect to the Notes, pursuant to which each Grantor granted the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a security interest in such Grantor’s right, title and interest in and to all or substantially all of its properties and assets, or in which or to which such Grantor has any rights, whether then owned or thereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”); (ii) each subsidiary of the Company also entered into a guarantee agreement (the “Subsidiary Guaranty”) whereby each Subsidiary of the Company guaranteed to the Investors the prompt and full payment and performance of the obligations of the Company and each Subsidiary under the Purchase Agreement and other Transaction Documents; and (iii) the Company and the Collateral Agent entered into an Intellectual Property Security Agreement (“Intellectual Property Security Agreement”), pursuant to which the Company granted to the Collateral Agent a lien and security interest in certain intellectual property of the Company.

As a condition to the Initial Closing as provided in the Purchase Agreement: (i) on December 22, 2025, the Company filed a Certificate of Amendment to its Articles of Incorporation in order to expressly permit the Company to redeem shares of its Series X Super Voting Preferred Stock as described in the Initial 8-K, which became effective on December 26, 2025; and (ii) on January 5, 2026, the Company and the Collateral Agent also entered into that certain Account Control Agreement as described in the Initial 8-K.

The Company received $9,635,000 in net proceeds from the Initial Closing, that will be used as follows: (i) $7,000,000 of net proceeds to acquire Note Purchased Crypto (as defined in the Notes) as a treasury asset for the Company’s balance sheet, (ii) $2,000,000 of the net proceeds to redeem a portion of the outstanding shares of the Series X Super Voting Preferred Stock pursuant to the Redemption Agreement (as defined in the Initial 8-K), (iii) $500,000 of the net proceeds will be kept in a controlled account to fund the redemption of remaining shares of the Series X Super Voting Preferred Stock in accordance with the terms of the Redemption Agreement, and (iv) any remaining proceeds, for general corporate purposes, working capital, acquisitions and other strategic transactions.

Curvature Securities LLC served as placement agent in connection with the offering described herein and will receive cash compensation not exceeding 7% of the gross proceeds of the Initial Closing.

On the Initial Closing, pursuant to the terms of the Redemption Agreement, the Company redeemed 200 shares of the Series X Super Voting Preferred Stock held by Mr. Joseph La Rosa, the Chief Executive Officer of the Company, and the Company and Mr. La Rosa agreed that the Company will pay Mr. La Rosa a portion of the Fixed Redemption Price (as defined in the Redemption Agreement) equal to $1,700,000 immediately after the Initial Closing and the remaining $300,000 of the Fixed Redemption Price will be paid to Mr. La Rosa at a later date to be agreed by the Company and Mr. La Rosa.

The foregoing summaries of the Certificate of Amendment, the Initial Note and the Intellectual Property Security Agreement are qualified in their entirety by reference to the form of such agreements, copies of which are filed as Exhibits 3.1, 4.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Security and Pledge Agreement, the Account Control Agreement, the Guaranty, the Redemption Agreement, are qualified in their entirety by reference to the form of such agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 respectively, to the Initial 8-K.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03. The issuance of the Initial Note constitutes a direct financial obligation of the Company that is material to the Company.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02. The issuance and sale of the Initial Note and the issuance of the shares of Common Stock pursuant to conversion of the Initial Note, or otherwise, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was and will be made in reliance on the private offering exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each Investor represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation as filed on December 22, 2025.
4.1	Initial Note, issued January 8, 2026.
10.1*^	Intellectual Property Security Agreement, dated as of January 8, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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